UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

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Dynasil Corporation of America

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(Exact name of registrant as specified in its charter)

Delaware	000-27503	22-1734088
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

Delaware 000-27503 22-1734088

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(State or other (Commission File Number) (IRS Employer

jurisdiction of incorporation) Identification No.)

44 Hunt Street, Watertown, MA 02472

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(Address of principal executive offices)

(617)-668-6855

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(Registrant's telephone number, including area code)

Not Applicable
______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2013, Dynasil Corporation of America (“Dynasil” or the “Company”) announced that Thomas C. Leonard, age 58, will become the Company’s Chief Financial Officer and Chief Accounting Officer and will succeed Richard A. Johnson who tendered his resignation on January 4, 2013 to be effective February 4, 2013.

Mr. Leonard has more than thirty years of accounting, management and leadership experience. He was most recently Chief Financial Officer for Pennichuck Corporation, a publicly traded water utility in Nashua, New Hampshire. Mr. Leonard spent fifteen years with Arthur Andersen LLP, most recently serving as the Partner in Charge of the Audit Division. He is a certified public accountant who earned a B.S. in Accounting from the University of Wisconsin.

Dynasil and Mr. Leonard entered into an Employment Letter dated January 4, 2013 (the “Employment Letter”), which provides that he will begin employment with Dynasil on January 14, 2013 (the “Start Date”) as a non-executive employee prior to assuming the role of Chief Financial Officer on February 4, 2013. Under the Employment Letter, Mr. Leonard will earn an annual base salary of $185,000 which is subject to periodic review and adjustment. For each fiscal year during his employment, Mr. Leonard will be eligible to earn an annual cash performance bonus of up to twenty (20%) percent of his then current base salary under terms and conditions to be determined by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors.

Subject to Board approval, on or near the Start Date, Mr. Leonard will be granted a time-vested restricted stock award of 100,000 shares (“Time-Based Grant”) of the Company’s common stock. This grant will vest in four increments as follows:

•	25,000 shares will vest on the Start Date;

•	25,000 shares will vest on January 14, 2014;

•	25,000 shares will vest on January 14, 2015;

•	25,000 shares will vest on January 14, 2016;

provided, that he is employed with the Company continuously through the applicable vesting date.

Mr. Leonard’s Employment Letter specifies that his employment is at-will employment. If Mr. Leonard is terminated without Cause or terminates his employment with Good Reason, he will be entitled to a severance payment of (i) three months of base salary plus a payment of prorated earned bonus on the regular bonus payment date if the termination occurs between ninety (90) days and eighteen (18) months of employment; or (ii) six months of base salary plus a payment of prorated earned bonus on the regular bonus payment date if the severance occurs after 18 months from his date of employment. It also provides for continuation of group health and dental benefits for the applicable severance period and that he would be required to execute a separation agreement including a general release in order to receive severance benefits.

Mr. Leonard will also be eligible to participate in the Company’s standard employee benefit programs at the corporate office location, including medical, dental, life and disability insurance and participation in a 401K plan.

The foregoing description is qualified in its entirety by reference to the complete text of the Employment Letter filed as Exhibit 10.1 to this 8-K filing, which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Letter dated January 4, 2013

Exhibit 99.1	Press release, dated January 10, 2013, issued by Dynasil Corporation of America

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNASIL CORPORATION OF AMERICA

Date: January 10, 2013	By:	/s/ Peter Sulick
Peter Sulick Interim President and CEO

EXHIBIT INDEX

Exhibit 10.1	Employment Letter dated January 4, 2013

Exhibit 99.1	Press release, dated January 10, 2013, issued by Dynasil Corporation of America